UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Eclipse Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 308-9754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Eclipse Resources Corporation (the “Company”) held on May 16, 2018, D. Martin Phillips, Douglas E. Swanson, Jr., and Randall M. Albert were re-elected to the Company’s Board of Directors and the Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.  No other business was brought before the Annual Meeting. The matters voted upon at the Annual Meeting are described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 18, 2018.  The voting results of the Annual Meeting are set forth below.

Item One – Election of Directors – The Company’s stockholders elected D. Martin Phillips, Douglas E. Swanson, Jr., and Randall M. Albert to each serve as a director of the Company for three-year terms expiring at the Company’s 2021 annual meeting of stockholders.  The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHELD”	Broker Non-Votes
D. Martin Phillips	204,918,720	14,997,270	31,622,459
Douglas E. Swanson, Jr.	204,853,987	15,042,003	31,622,459
Randall M. Albert	214,848,448	5,047,542	31,622,459

Item Two – Ratification of the Selection of Independent Registered Public Accounting Firm – The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.  The voting results were 251,093,448 shares “FOR,” 232,722 shares “AGAINST,” and 192,279 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

Date: May 16, 2018	By:	/s/ Christopher K. Hulburt
	Name:	Christopher K. Hulburt
	Title:	Executive Vice President, Secretary and General Counsel